UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 21, 2017

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Issuance of Notes
On September 21, 2017, Expedia, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement of $1 billion aggregate principal amount of 3.800% senior unsecured notes due February 2028 (the “Notes”). The Notes were issued pursuant to an indenture dated as of September 21, 2017 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. The Notes will be offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
The net proceeds from the sale of the Notes, after deducting estimated discounts and commissions and other offering expenses, were approximately $991 million. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include, but are not limited to, (i) repayment, prepayment, redemption or repurchase of our indebtedness (including, but not limited to, the Company’s 7.456% senior notes due 2018) and (ii) working capital, capital expenditures and acquisitions. General corporate purposes may also include, without limitation, dividends, stock repurchases, investments and advances to or other investments in the Company’s subsidiaries.
The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations. The Notes are fully and unconditionally guaranteed by the subsidiary guarantors, which include each domestic subsidiary of the Company that is a borrower under or guarantees the obligations under the Company’s existing credit agreement. So long as the guarantees are in effect, each subsidiary guarantor’s guarantee will be the senior unsecured obligation of such subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future unsecured and unsubordinated obligations. The Notes pay interest semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2018, at a rate of 3.800% per year. The Notes will mature on February 15, 2028.
The Company may redeem some or all of the Notes at any time prior to November 15, 2027 by paying a “make-whole” premium plus accrued and unpaid interest, if any. The Company may redeem some or all of the Notes on or after November 15, 2027 at par plus accrued and unpaid interest, if any.
The Company is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions.
The Indenture contains certain customary covenants (including covenants limiting the Company’s and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all assets to, another person) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.
The foregoing summary is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement
On September 21, 2017, the Company and the guarantors of the Notes entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers of the Notes. Upon the terms and subject to the conditions of the Registration Rights Agreement, the Company agreed to use commercially reasonable best efforts to (i) file an exchange offer registration statement with respect to an offer to exchange the Notes and guarantees for substantially identical Notes and guarantees that are registered under the Securities Act (the “Exchange Offer”); (ii) cause the Exchange Offer registration statement to become effective; and (iii) consummate the Exchange Offer or, if required in lieu thereof, file a shelf registration statement and have it declared effective, in each case, within 365 days of issuance of the Notes. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement (a “Registration Default”), it will be required to pay additional interest of 0.25% per annum to the holders of the Notes until such Registration Default is cured.
The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of September 21, 2017, among Expedia, Inc., the guarantors party thereto and U.S. Bank National Association.
4.2
Registration Rights Agreement, dated as of September 21, 2017, among Expedia, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary
Dated: September 21, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of September 21, 2017, among Expedia, Inc., the guarantors party thereto and U.S. Bank National Association.
4.2
Registration Rights Agreement, dated as of September 21, 2017, among Expedia, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.